Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Ebix, Inc.

We consent to the use in this Form 8-K/A of Ebix, Inc., of our report dated March 18, 2008, relating to our audit of the financial statements of Telstra eBusiness Services Pty Limited dated June 30, 2006 and 2007, and for the fiscal years then ended.

/s/ BAKER TILLY PITCHER PARTNERS
Melbourne, Australia
March 18, 2008